As filed with the Securities and Exchange Commission on November 26, 1997
  Registration No. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                               JUNIPER GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

       New York                                        11-286671
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

              111 Great Neck Road, Suite 604, Great Neck, NY 11021
               (Address of principal executive offices) (zip code)

                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             Vlado Paul Hreljanovic
                               JUNIPER GROUP, INC.
                         111 Great Neck Road, Suite 604
                            New York, New York 10022
                                 (516) 829-4670
 (Name, Address and telephone number including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                                Jack Becker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, N.Y. 10158-0125
                                 (212) 687-3860

Approximate date of commencement of proposed sale to the public: Upon filing of this registration statement

                         CALCULATION OF REGISTRATION FEE

                                         Proposed           Proposed
Title of                                 Maximum            Minimum               Amount of
Securities to     Amount to be        Offering Price        Aggregate           Registration
be Registered      Registered           Per Share          Offering Price            Fee
Stock Options           --                 --                  --                  -----(2)

Common Stock,
$.001 par value   2,500,000 shs(3)(5)    $.06(4)            $150,000               $30.00

Common Stock,
$.001 par value   2,500,000 shs(5)(6)    $.11(7)            $275,000               $55.00

         TOTAL:                                             $425,000               $85.00
                                                            --------               ------
-----------------------------

(1) Represents options granted or to be granted pursuant to the 1996 Stock Option Plan (the "Plan") of Juniper Group, Inc. (the "Registrant").

(2) No registration fee is required pursuant to Rule 457(h)(2).

(3) Shares issuable upon exercise of options granted to Geoffrey Eiten in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated July 21, 1997.

4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(i) based upon the per share exercise price.

(5) Pursuant to Rule 416, includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan and the Options.

(6) Shares issuable upon exercise of options granted under the Plan.

(7) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the last bid and asked prices for the Common Stock quoted on the NASDAQ SmallCap Market on November 13, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Juniper Group, Inc., a New York corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

(2) The Company's Quarterly Report on Form 10-Q ("Forms 10-Q") for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

(3) The Company's Current Reports on Form 8-K for October 31, 1997;

(4)  The Company's current report on Form 8-K for November 12, 1997; and

(5) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-18 (File No. 33-35101-NY) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Snow Becker Krauss P.C., counsel to the Company, holds 500,000 shares of Common Stock, all of which were issued to it in exchange for legal fees and disbursements. Snow Becker Krauss P.C. is rendering an opinion upon the validity of the securities being registered hereby. Item 6. Indemnification of Directors and Officers.

Item 6.   Indemnification of Directors and Officers

     Under the New York Business Corporation Law (the "NYBCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. New York law also provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification.

     In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                                      11-2

     The indemnification and advancement of the expenses described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available, if so directed by either (A) the board upon the written opinion of independent legal counsel or
(B) by the shareholders.

     [Article _______ of the Registrant's By-Laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by Sections 722 and 723 of the NYBCL. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by subsections (b) and (c) of Section 724 of the NYBCL.]

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
 No. Description of Exhibit

4.1  1996 Stock Option Plan (the "Plan").

4.2 Form of Stock Option Agreement under the Plan between the Registrant and the holders of non-qualified stock options.

4.3 Form of Stock Option Agreement under the Plan between the Registrant and the holders of incentive stock options.

4.4 Consulting Agreement between the Registrant and Geoffrey Eiten dated July 21, 1997.

5.1  Opinion of Snow Becker Krauss P.C.

23.1 Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

23.2 Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).














                                      11-3

Item 9.     Required Undertakings.

The undersigned Registrant hereby undertakes:

(a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.














                                   11-4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November __, 1997.

                                          JUNIPER GROUP, INC.



                                          By: /s/ Vlado P. Hreljanovic
                                              ------------------------
                                              Vlado P. Hreljanovic
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Vlado P. Hreljanovic, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on November __, 1997.

      Signature                              Title

/s/Vlado P. Hreljanovic
-----------------------
Vlado P. Hreljanovic                     President, Chief Executive Officer and
                                         Chairman of the Board of Directors
                                         (principal executive officer)

/s/ Peter W. Feldman
--------------------
Peter W. Feldman                         Director


/s/ Harold A. Horowitz
----------------------
Harold A. Horowitz, Esq.                 Director







                                      11-5

                                  EXHIBIT INDEX



Exhibit No. Description of Exhibit


4.1  1996 Stock Option Plan (the "Plan").

4.2 Form of Stock Option Agreement under the Plan between the Registrant and the holders of non-qualified stock options.

4.3 Form of Stock Option Agreement under the Plan between the Registrant and the holders of incentive stock options.

4.4 Consulting Agreement between the Registrant and Geoffrey Eiten dated July 21, 1997.

5.1  Opinion of Snow Becker Krauss P.C.

23.1 Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

23.2 Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                                                 EXHIBIT 4.1
                                                                 -----------

                              JUNIPER GROUP, INC.
                             1996 STOCK OPTION PLAN

1.  Purposes.

     The JUNIPER GROUP, INC. 1996 STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of Juniper Features Ltd. (the "Company") and/or any subsidiary or parent thereof with an added incentive to commence and/or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options"). The vesting of one or more Options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above.

2.  Shares Subject to the Plan.

     The total number of shares of Common Stock of the Company, $.001 par value per share, that may be subject to Options granted under the Plan shall be five million (5,000,000) in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.  Eligibility.

     ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through (e) inclusive) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. NQSOs and SARs may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock Option Committee (the "Committee") which shall be comprised of solely of at least two Non-Employee Directors (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act)) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISOs, NQSOs, and/or SARs in tandem with NQSOs, and/or SARs in tandem with ISOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

     (b) Notwithstanding anything contained herein to the contrary, at anytime during the period the Company's Common Stock is registered pursuant to Section 12(g) of the 1934 Act, the Committee, if one has been appointed to administer all or part of the Plan, shall have the exclusive right to grant Options to persons subject to Section 16 of the 1934 Act and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, comply with all applicable conditions of Rule 16b-3, as amended from time to time, (and its successor provisions, if any) under the 1934 Act and Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors and/or such Committee.

5.  Terms of Options.

     Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs or SARs in tandem with NQSOs or SARs in tandem with ISOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, at one of the certain specified times during the exercise period of the NQSO or ISO as set by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO or ISO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

     (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

     (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the Nasdaq Stock Market, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

     (c) The Option Price of the shares of Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion, but in no event less than 85% of the fair market value per share of the shares of Common Stock at the time of grant.

     (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or an SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

     (e) An SAR may be exercised at any time during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee has the discretion to alter the terms of the SARS if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

     (f) An Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no event may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100), and (ii) except with respect to performance based Options, become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option, if not terminated as provided in Section 6 hereof. The Board of Directors or the Committee, if applicable, shall, in the event it so elects in its sole discretion, set one or more performance standards with respect to one or more Options upon which vesting is conditioned (which performance standards may vary among the Options).

     (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an ISO or NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. To the extent allowed by applicable Federal and state securities laws, the Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

     (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

     (i) All ISOs or SARs in tandem with ISOs granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder thereof only by the holder. The Board or the Committee, in its sole discretion, shall determine whether an Option other than an ISO or SAR in tandem with an ISO shall be transferable. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (j) The aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

     (k) Notwithstanding anything contained herein to the contrary, an SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) shall only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

     (l) In no event shall an employee be granted Options for more than 800,000 shares of Common Stock during any calendar year period; provided, however, that the limitation set forth in this Section 5(l) shall be subject to adjustment as provided in Section 8 herein.

6.  Death or Termination of Employment/Consulting Relationship.

     (a) Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, upon termination of employment with the Company for any reason or termination of a consulting relationship with the Company prior to the termination of the term thereof, a holder of an Option under the Plan may exercise such Options to the extent such Options were exercisable as of the date of termination at any time within three
(3) months after the date of such termination, subject to the provisions of Subparagraph (d) of this Paragraph 6. Notwithstanding anything contained herein to the contrary, unless otherwise determined by the Board of Directors or the Committee in its sole discretion, any options granted hereunder to an optionee and then outstanding shall immediately terminate in the event the optionee is terminated as a result of performing services for the Company in bad faith or has been convicted of a felony committed against the Company, and the other provisions of this Section 6 shall not be applicable thereto.

     (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or while providing consulting services to the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment/consulting, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in no event less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

     (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months less one day after such holder's termination of employment due to the disability.

     (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, consulting relationship or death, and in any event may not be exercised after the original expiration date of the Option. Notwithstanding anything contained herein which may be to the contrary, such termination or death prior to vesting shall, unless otherwise determined by the Board of Directors or Committee, in its sole discretion, be deemed to occur at a time the holder was not entitled to exercise the Option.

     (e) The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one Option shall not infer that any Option is or to be accelerated. 7. Leave of Absence.

     For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

     (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company for solely stock and/or securities, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, or, except as provided in
(b) below, the sale of substantially all the assets of the Company for other than stock and/or securities, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

     (b) Any Option granted under the Plan, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

     (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

9. Further Conditions of Exercise.

     (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

     (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

     (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

     (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (c) The Board of  Directors  of the Company  may at any time,  prior to ten
(10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, or materially change the standards of eligibility under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.  Effective Date of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.  Not a Contract of Employment.

     Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

     The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

                                                                 EXHIBIT 4.2
                                                                 -----------


                      NON-QUALIFIED STOCK OPTION AGREEMENT


     AGREEMENT made as of the ___ day of_______, 1997, by and between Juniper Group, Inc. Inc., a New York corporation, having its principal executive offices at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 (the "Grantor"), and ____________________________, with an address at ("Optionee").

1. Option.

     The Grantor hereby grants to Optionee a non-qualified stock option (not intended to qualify as an incentive stock option plan under Section 422 of the Internal Revenue Code of 1986, as amended) to purchase up to an aggregate of______________ (__________) fully paid and non-assessable shares of Common Stock of the Grantor (the "Shares"), subject to the terms and conditions set forth below.

2. Purchase Price.

     The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by Grantor in connection therewith. The purchase price per Share is as more particularly set forth in Paragraph 3 below.

3. Exercise of Option.

         (a)      The option granted hereby may be exercised as follows:

               (i) ________of said options shall become exercisable on ________ at a purchase price of $____ per Share and be exercisable until___________.

               (ii) ________of said options shall become exercisable on ________
                    at a purchase price of $____ per Share and be exercisable until___________.

               (iii)________of   said  options  shall  become   exercisable   on
                    ________ at a purchase price of $____ per Share and be exercisable until___________.

     (b) Optionee shall notify the Grantor in writing in person, by overnight courier or registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which Optionee desires to purchase hereunder, which notice shall be accompanied by payment (by cash, certified check, or wire transfer of the option price therefor, as specified in Paragraph 3(a)above. As soon as practicable thereafter, Grantor shall, at its principal office, tender to Optionee certificates issued in Optionee's name evidencing the Shares purchased by Optionee.

4. Termination..

     If Optionee dies prior to ___________, all vested options may be exercised by a legatee or legatees of such option under Optionee's last will or by Optionee's personal representatives or distributees at any time within 90 days after Optionee's death.

5. Divisibility and Non-Assignability of the Options.

     (a) Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than _________ (_________) Shares at any one time, except for the remaining Shares covered by the option if less than __________ (_______).

     (b) Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during Optionee's lifetime only by Optionee.

6. Stock as Investment.

     By accepting these options, Optionee agrees for Optionee, Optionee's heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment and not for sale or distribution, and upon the issuance of any or all of the Shares Optionee, or Optionee's heirs or legatees receiving the Shares, shall deliver to Grantor a representation in writing, that the Shares are being acquired in good faith for investment and not for sale or distribution. Grantor may place a "stop transfer" order with respect to the Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing the Shares.

7. Restriction on Issuance of Shares.

     Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares, if required, shall have been given by NASDAQ and any national securities exchange on which the Common Stock of Grantor is at the time of issuance listed.

8. Adjustments; Merger or Consolidation

     (a) In the event of changes in the outstanding Common Stock of Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to stockholders of Grantor of rights to subscribe for additional shares of Common Stock or other securities.

     (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of an option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of Grantor or its subsidiaries.

9. No Rights in Option Stock.

     Optionee shall have no rights as a shareholder in respect of Shares as to which the options granted hereunder shall not have been exercised and payment made as herein provided.

10. Binding Effect.

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

11. Notice.

     All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth above.

12. Miscellaneous.

     This Agreement shall be construed under the laws of the State of New York applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                      JUNIPER GROUP, INC.

                      By:
                          ------------------------



ACCEPTED AND AGREED TO:

________________________

                               EXERCISE OF OPTION
                                       TO
                                 PURCHASE SHARES


TO:        Juniper Group, Inc...

     The undersigned hereby exercises the within Option for the purchase of shares according to the terms and conditions thereof and herewith makes payment of the exercise price in full in accordance with the terms of the Non-Qualified Stock Option Agreement, dated as of ______________, 1997, between Juniper Group, Inc. and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof, unless such distribution is registered under the Securities Act of 1933, as amended. Kindly issue the certificate for such shares in accordance with the instructions given below.


                                 Signature:__________________________



Social Security or Taxpayer I.D. Number:

Instructions for issuance of stock:

Street                       City          State        Zip Code

                                                                 EXHIBIT 4.3
                                                                 -----------


                        INCENTIVE STOCK OPTION AGREEMENT


     AGREEMENT made as of the ___ day of November, 1997 by and between Juniper Group, Inc., a New York corporation, having its principal executive offices at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 (the "Grantor"), and ____________________________, with an address at ("Optionee").


                              W I T N E S S E T H:

     WHEREAS, Optionee is presently employed by Grantor or a subsidiary of Grantor (collectively "Grantor"); and

     WHEREAS, Grantor is desirous of increasing the incentive of Optionee to exert Optionee's utmost efforts to improve the business of Grantor.

     NOW, THEREFORE, in consideration of Optionee's continued service to Grantor, and for other good and valuable consideration, Grantor hereby grants to Optionee options to purchase common stock of Grantor, $.001 par value ("Common Stock"), on the following terms and conditions:

1. Option.

     Pursuant to its 1996 Stock Option Plan, as amended (the "Plan"), Grantor hereby grants to Optionee an Incentive Stock Option, as such term is defined in
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase, at any time prior to 5:00 New York time on _____________, up to an aggregate of ___________ fully paid and non-assessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

2. Purchase Price.

     The purchase price shall be $_____ per share. Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by Grantor in connection therewith.

3. Exercise of Option.

     (a) The option granted hereby shall vest as follows:________ Shares shall vest on the date hereof, an additional__________ Shares shall vest on_________, an additional_______ Shares shall vest on________, an additional________ shares on_____________, an additional _________shares on_______________ and an additional________  shares  on__________ .


     (b) As to any vested options Optionee shall notify Grantor in writing in person, by overnight courier or registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which Optionee desires to purchase hereunder, which notice shall be accompanied by payment (by cash, certified check or shares of Common Stock then owned by Optionee valued at the closing sale price on the day preceding such tender ("Market Price") or options valued at the difference between Market Price and exercise price of the options tendered) of the option price therefor, as specified in Paragraph 2 above. As soon as practicable thereafter, Grantor shall, at its principal office, tender to Optionee certificates issued in Optionee's name evidencing the Shares purchased by Optionee.

     (c) If the aggregate fair market value of all the stock with respect to which Incentive Stock Options are exercisable for the first time by Optionee during any calendar year under the Plan and all other Incentive Stock Option plans of Grantor or its affiliates exceeds $100,000.00, the grant of the Incentive Stock Option hereunder shall not, to the extent of such excess, be deemed a grant of an Incentive Stock Option but will instead be deemed the grant of a Non-Qualified Stock Option under the Plan.

4. Option Conditioned On Continued Employment.

     (a) If the employment of Optionee shall be terminated for cause by Grantor, or if Optionee leaves such employment voluntarily, the options granted to Optionee hereunder shall expire immediately upon such termination. If such employment shall terminate otherwise than by reason of death, disability, for cause or voluntary termination, such option may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (d) of this Paragraph

     (b) If Optionee  dies (i) while  employed by Grantor,  or (ii) within three
(3) months after the termination of Optionee's employment other than voluntarily by Optionee or for cause by Grantor, such option, subject to the provisions of subparagraph (d) of this Paragraph 4, may be exercised by a legatee or legatees of such option under Optionee's last will or by Optionee's personal representatives or distributees at any time within one (1) year after Optionee's death.

     (c) If Optionee becomes disabled within the definition of Section 22(e)(3) of the Code while employed by Grantor, such option, subject to the provisions of subparagraph (d) of this Paragraph 4, may be exercised at any time within one
(1) year after the termination of employment with Employer due to disability.

     (d) An option may not be exercised pursuant to this Paragraph 4 except to the extent that Optionee was entitled to exercise the option, or any part thereof, at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the option.

5. Divisibility and Non-Assignability of the Options.

     (a) Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than_______ (_____) Shares at any one time, except for the remaining Shares covered by the option if less than ______ (____).

     (b) Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during Optionee's lifetime only by Optionee.

6. Stock as Investment.

     By accepting these options, Optionee agrees for Optionee, Optionee's heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment and not for sale or distribution, and upon the issuance of any or all of the Shares Optionee, or Optionee's heirs or legatees receiving the Shares, shall deliver to Grantor a representation in writing, that the Shares are being acquired in good faith for investment and not for sale or distribution. Grantor may place a "stop transfer" order with respect to the Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing the Shares.

7. Restriction on Issuance of Shares.

     Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares, if required, shall have been given by NASDAQ and any national securities exchange on which the Common Stock of Grantor is at the time of issuance listed.

8. Adjustments; Merger or Consolidation

     (a) In the event of changes in the outstanding Common Stock of Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to stockholders of Grantor of rights to subscribe for additional shares of Common Stock or other securities. Anything to the contrary contained herein notwithstanding, the Board of Directors of Grantor shall have the discretionary authority to take any action necessary or appropriate to prevent these options from being disqualified as "Incentive Stock Options" under the United States income tax laws then in effect.

     (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of an option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of Grantor or its subsidiaries.

9. No Rights in Option Stock.

     Optionee shall have no rights as a shareholder in respect of Shares as to which the options granted hereunder shall not have been exercised and payment made as herein provided.

10. Effect Upon Employment.

     This Agreement does not give Optionee any right to continued employment by Grantor.

11. Binding Effect.

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

12. Agreement Subject to Plan.

     Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

13. Miscellaneous.

     This Agreement shall be construed under the laws of the State of New York applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                               JUNIPER GROUP, INC.

                               By:
                                   ------------------------




ACCEPTED AND AGREED TO:


________________________________

                               EXERCISE OF OPTION
                                       TO
                                 PURCHASE SHARES


TO:        Juniper Group, Inc.

     The undersigned hereby exercises the within Option for the purchase of shares according to the terms and conditions thereof and of the 1996 Stock
Option  Plan,  and  herewith  makes  payment  of the  exercise  price in full in accordance with the terms of the Stock Option Agreement, dated as of ___________________, between Juniper Group, Inc.. and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof, unless such distribution is registered under the Securities Act of 1933, as amended. Kindly issue the certificate for such shares in accordance with the instructions given below.

                                          Signature



Social Security or Taxpayer I.D. Number:


Instructions for issuance of stock:


Name              Street            City            State        Zip Code

                                                                 EXHIBIT 4.4
                                                                 -----------

                      C O N S U L T I N G  A G R E E M E N T
                      -------------------  -----------------

     AGREEMENT made as of the 21st day of July, 1997 by and between Juniper Group, Inc., maintaining its principal offices at 111 Great Neck Rd, Great Neck , NY 11021 (hereinafter referred to as "Client") Geoffrey Eiten, maintaining his principal offices at 1040 Great Plain Ave, Needham, MA 02192 (hereinafter referred to as the "Consultant").

                              W I T N E S S E T H :

     WHEREAS, Consultant is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

     WHEREAS,  Client is desirous  of  retaining  Consultant  for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

     I.   Engagement of  Consultant.  Client  herewith  engages  Consultant  and
          Consultant    agrees   to   render   to   Client   public   relations,
          communications, advisory and consulting services.

          A. The consulting services to be provided by the Consultant shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Consultant's ability to relate information regarding Client's activities is directly related to the information provided by Client to the Consultant.

          B. Client acknowledges that Consultant will devote such time as is reasonably necessary to perform the services for Client, having due regard for Consultant's commitments and obligations to other businesses for which it performs consulting services.

     II.  Compensation and Expense Reimbursement.

          A. Client will pay the Consultant, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Consultant on Client's behalf, in the manner set forth in the Schedule As annexed to this Agreement which Schedule is incorporated herein by reference.

          B. In addition to the compensation and expense reimbursement referred to in Section 2(A) above, Consultant shall be entitled to receive from Client a "Transaction Fee", as a result of any Transaction (as described below) between Client and any other company, entity, person, group or persons or other party which is introduced to, or put in contact with, Client by Consultant, or by which Client has been introduced to, or has been put in contact with, by Consultant. A "Transaction" shall mean merger, sale of stock, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby Client or such other party transfer to the other, or both transfer to a third entity or person, stock, assets, or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities. To be a Transaction covered by this section, the transaction must occur during the term of this Agreement or the one year period following the expiration of this Agreement.

          The calculation of a Transaction Fee shall be based upon the total value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to, the Client and shall equal 3% of the dollar value of the Transaction. Such fee shall be paid by certified funds or cashier's check at the closing of the Transaction.

          Term and Termination. This Agreement shall be for a period of one year commencing July 2, 1997 and terminating July 1, 1998. If the Client does not cancel the contract during the term, the contract will be automatically extended for an additional year. Either party hereto shall have the right to terminate this Agreement upon 30 days prior written notice to the other party.

          Treatment of Confidential Information. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Consultant in connection with Consultant's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). The Consultant will not be bound by the foregoing limitation in the event
     (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

          Representation by Consultant of other clients. Client acknowledges and consents to Consultant rendering public relations, consulting and/or communications services to other clients of the Consultant engaged in the same or similar business as that of Client. If the Consultant becomes involved in a similar business of that of the Client where the Client can perceive it to be in competition, the Client has the right to terminate the contract.

          Indemnification by Client as to Information Provided to Consultant. Client acknowledges that Consultant, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Consultant, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Consultant.

          Independent Contractor. It is expressly agreed that Consultant is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Consultant or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

          Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

          Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

          Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

          Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

          Law to Govern; Forum for Disputes. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws. Each party acknowledges to the other that courts within the city of Boston, MA shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



                                            By: /s/Geoffrey Eiten
                                                ------------------
                                                Geoffrey Eiten,
                                                Consultant


                                            Juniper Group, Inc.


                                            By: /s/ Vlado P. Hreljanovic
                                                ------------------------
                                                 Vlado Hreljanovic,
                                                 Authorized Agent

     SCHEDULE A-1 Payment for services and reimbursement of expenses in.


     SCHEDULE A-2 Grant of options to Geoffrey Eiten in advance of services rendered.

     SCHEDULE A-1

     PAYMENT IN CASH FOR SERVICES AND REIMBURSEMENT OF EXPENSES IN CASH

     A. For the services to be rendered and performed by Consultant during the term of the Agreement, Client shall pay to Consultant the sum of $3,000 per month, payable on the first day of each month.

     B. Client shall also reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Client upon presentation of statements setting forth in reasonable detail the amount of such expenses. Consultant shall not incur any expense for any single item in excess of $250 either verbally or written except upon the prior approval of the Client not to exceed $2500 per month with no more than any one item aggregating more than $250 at any single time. Consultant agrees that any travel, entertainment or other expense which it may incur and which may be referable to more than one of its clients (including Client) will be prorated among the clients for whom such expense has been incurred.



                                                By: /s/ Geoffrey Eiten
                                                    ------------------
                                                    Geoffrey Eiten
                                                    Consultant


                                                Juniper Group, Inc.

                                                By: /s/ Vlado P. Hreljanovic
                                                    ------------------------
                                                    Vlado Hreljanovic
                                                    Authorized Agent

     SCHEDULE A-2

     GRANT OF OPTIONS TO GEOFFREY EITEN IN ADVANCE OF SERVICES RENDERED

     A. Grant of Options and Option Exercise Price. As compensation for the services to be rendered by Consultant hereunder, Client herewith issues and grants to Consultant stock options (the "Options") to purchase an aggregate of 2,500,000 shares of Client's Common Stock at an exercise price of $.06 per share. The Options are exercisable upon and subject to the terms and conditions contained herein. The Options are exercisable during the period commencing on the date hereof and ending five years subsequent to the termination date of this Agreement. Additional options will be issued by the Client to the Consultant to maintain the Consultant's stock position at 10% of the outstanding shares not including acquisitions not brought forth by the Consultant. Employee, board of directors, internal consultants, Anthony V. Milone, Terry S. Klein and outside sales reps stock options will not be part of the consideration when determining the amount of options to be granted to the Consultant. Options will be distributed on a quarterly basis.

     B. Manner of Exercise. Exercise of any of the Options by Consultant shall be by written notice to Client accompanied by Consultant's certified or bank check for the purchase price of the shares being purchased. Upon receipt of such notice and payment, Client shall promptly cause to be issued, without transfer or issue tax to the option holder or other person entitled to exercise the option, the number of shares for which the Option has been exercised, registered in the name of Consultant. Such shares, when issued, shall be fully paid and non-assessable.

     C. Option Shares. Consultant acknowledges that any shares which it may acquire from Client pursuant to the exercise of the Options provided for herein will not have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and therefore may not be sold or transferred by Consultant except in the event that such shares are the subject of a registration statement or any future sale or transfer is, in the opinion of counsel for Client, exempt from such registration provisions. Consultant acknowledges that any shares which it may acquire pursuant to the exercise of the Options will be for its own account and for investment purposes only and not with a view to the resale or redistribution of same. Consultant further consents that the following legend be placed upon all certificates for shares of Common Stock which may be issued to Consultant upon the exercise of the Options:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED." Consultant further consents that no stop transfer instructions being placed against all certificates may not be issued to it upon the exercise of the Options.

     (i) Upon the written demand of the Consultant, the Client shall file a Registration Statement under the Securities Act, covering the Shares issuable upon exercise of the Options to the extent the Shares qualify for registration. The Client shall bear all costs and expenses attributable to such registration, excluding fees and expenses of Consultant's counsel and any underwriting or selling commission. Client shall maintain the effectiveness of such registration throughout the term of this Agreement and for a 120 day period thereafter.

     (ii) Notwithstanding the foregoing, if the Shares issuable upon exercise of the Options are not otherwise registered under the Securities Act and the Client shall at any time after the date hereof propose to file a registration statement under the Securities Act, which registration statement shall include shares of Common Stock of Client or any selling shareholder, Client shall give written notice to Consultant of such proposed registration and will permit Consultant to include in such registration all Shares which it has acquired as of the date of such notice. The Client shall bear all costs and expenses attributable to such registration, excluding fees and expenses of Consultant's counsel and any underwriting or selling commission.

     D. Adjustments in Option Shares.

     (i) In the event that Client shall at any time sub-divide its outstanding shares of Common Stock into a greater number of shares, the Option purchase price in effect prior to such sub-division shall be proportionately reduced and the number of shares of Common Stock purchasable shall be proportionately increased. In case the outstanding shares of Common Stock of Client shall be combined into a smaller number of shares, the Option purchase price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable shall be proportionately reduced.

     (ii) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Option (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Client with or into another corporation (other than a merger in which the Client is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Option) or in case of any sale or conveyance to another corporation of the property of the Client as an entirety or substantially as an entirety, the Holder of this Option shall have the right thereafter to exercise this Option into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Client for which the Option might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.


                                    By: /s/ Geoffrey Eiten
                                        ------------------
                                        Geoffrey Eiten
                                        Consultant


                                   Juniper Group, Inc.


                                   By:  /s/ Vlado P. Hreljanovic
                                        ------------------------
                                        Vlado Hreljanovic
                                        Authorized Agent

                                                          Exhibit 5.1
                                                          -----------




                                                              November   , 1997



Juniper Group, Inc.
111 great Neck road
Great Neck, NY 11021

Re: Registration Statement on Form S-8 Relating to 5,000,000 Shares of Common Stock, Par Value $. 001 Per Share, of Juniper Group, Inc. Issuable Under the 1996 Stock Option Plan

Gentlemen:

     We are counsel to Juniper Group, Inc., a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 5,000,000 shares (the "Shares") of the Company's common stock, par value $. 001 per share (the "Common Stock"), issuable upon the exercise of options granted, as well as stock options to be granted, pursuant to the Company's 1996 Stock Option Plan (the "Plan").

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of and amendments to the Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under the heading "Interests of Named Experts and Counsel." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,



                                                  SNOW BECKER KRAUSS P.C.

                                                              EXHIBIT 23.2
                                                              ------------




                             GOLDSTEIN & GANZ, P.C.
                          Certified Public Accountants
                          98 Cuttermill Road, Suite 352
                           Great Neck, New York 11021



Sheldon M. Ganz, CPA
Martin A. Goldstein, CPA




October 10, 1997


Board of Directors
Juniper Group, Inc.
111 Great Neck Road
Suite 604
Great Neck, New York  11021

Gentlemen:

     We hereby consent to the use of our opinion (dated , 1997 from the Form 10-KSB for the fiscal year end December 31, 1996) as herein described.


     This consent is in connection with the registration statement under the Securities Act of 1993, as amended, of 2,500,000 shares of your Common Stock to be issued pursuant to options which have been granted under a Consulting Agreement.

                                             Very truly yours,



                                             GOLDSTEIN & GANZ





Great Neck, New York
October 10, 1997